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                                                                      EXHIBIT 32

          CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
      OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AND RULE 13-14(b) OF THE
        SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Saga Communications, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Edward
K. Christian, Chief Executive Officer of the Company, and Samuel D. Bush, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to the Issuer and will be furnished to the Securities and Exchange Commission, or its staff, upon request.



Dated: August 6, 2004

                                    /S/ Edward K. Christian
                                    -----------------------
                                    Edward K. Christian
                                    Chief Executive Officer

Dated:   August 6, 2004

                                     /S/ Samuel D. Bush
                                    ------------------------------
                                     Samuel D. Bush
                                     Chief Financial Officer